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                                                                    EXHIBIT 23.3






                              [DELOITTE LETTERHEAD]




CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use in Amendment No. 2 to the Registration Statement of Coeur d'Alene Mines Corporation on Form S-4 of our report dated February 27, 2004 (except for Note 21 (b) for which the date is March 30, 2004) on the consolidated financial statements of Wheaton River Minerals Ltd, appearing in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such proxy statement/prospectus.

/s/ Deloitte & Touche LLP



Vancouver British Columbia, Canada
September 1, 2004